EXHIBIT 99

NEWS

For additional information contact:	Benno Sand-Investor and Financial Media (952) 448-8936 Laurie Walker-Trade Media (952) 448-8066
FOR IMMEDIATE RELEASE
FSI International, Inc. Announces First Quarter Fiscal 2006 Financial Results
The Company Reports Higher Than Expected Gross Profit Margins and Lower Than Expected Operating Expenses
     MINNEAPOLIS (Dec. 20, 2005)—FSI International, Inc. (Nasdaq: FSII), a manufacturer of capital equipment for the microelectronics industry, today reported financial results for the first quarter of fiscal 2006 ended November 26, 2006.
     Sales for the first quarter of fiscal 2006 were $18.6 million, compared to $19.4 million for the same period of fiscal 2005. The Company’s loss for the first quarter of fiscal 2006 was $4.3 million, or $0.14 per share, compared to a net loss of $3.3 million, or $0.11 per share for the first quarter of fiscal 2005.
     “Orders for the first quarter of fiscal 2006 were $23.8 million and are expected to approach $30.0 million in the second quarter.” said Don Mitchell, FSI chairman and chief executive officer.* “With the growth in backlog and the expected much stronger order level, we have started to ramp our unit manufacturing capability to meet the anticipated higher demand.”*
Balance Sheet
     On November 26, 2005, the Company maintained a strong balance sheet with approximately $117.3 million in assets, including $28.5 million in cash, restricted cash, cash equivalents and marketable securities. At the end of the first quarter, the Company had a current ratio of 3.8 to 1.0, no debt and a book value of $3.17 per share.
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FSI International, Inc.
December 20, 2005
Page Two
Industry
     Monthly semiconductor unit volume and revenue levels recently reached new highs. Several leading device manufacturers are running at or near their capacity limits for advance products and have announced plans to increase their manufacturing capacity to meet an expected increase in semiconductor demand in calendar 2006. Currently, a number of industry analysts are forecasting demand for both semiconductors and equipment to increase five to ten percent in calendar 2006, as compared to 2005.*
     “Last year we focused on placing one or more of our flagship products at the top semiconductor manufacturers in the world as ranked by spending,” stated Mitchell. “Capacity expansion plans announced by several of these customers are contributing to our more optimistic outlook, and we are also experiencing increasing demand for our legacy products.”*
Outlook
     Based on the backlog and deferred revenue levels at the end of the first quarter and expected second quarter orders, the Company expects second quarter fiscal 2006 revenues to increase to $20 to $24 million.* Based upon the anticipated gross profit margins and the operating expense run rate, the Company expects a net loss in the $3.5 to $4.5 million range for the second quarter.* The Company expects to use $2.5 to $3.5 million of net cash for operating activities in the second quarter including the $750,000 final payment on a patent infringement settlement that occurred in 2004 and the expected increase in inventory associated with the anticipated production ramp.*
     To address the future need of its customers, the Company plans to continue allocating resources to key product development and application expansion programs at the 65 and 45nm technology nodes.*
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FSI International, Inc.
December 20, 2005
Page Three
Conference Call Details
     Investors will have the opportunity to listen to the conference call at 3:30 p.m. CT today over the Internet. The web cast is being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network such as America Online’s Personal Finance Channel, Fidelity Investments® (Fidelity.com) and others. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com). For those who cannot listen to the live broadcast, a replay will be available shortly after the call.
About FSI
     FSI International, Inc. is a global supplier of surface conditioning equipment technology and support services for microelectronics manufacturing. Using the Company’s broad portfolio of cleaning products, which include batch and single-wafer platforms for immersion, spray, vapor and CryoKinetic technologies, customers are able to achieve their process performance, flexibility and productivity goals.
     The Company’s support services programs provide product and process enhancements to extend the life of installed FSI equipment, enabling worldwide customers to realize a higher return on their capital investment.
     FSI maintains a web site at http://www.fsi-intl.com.
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FSI International, Inc.
December 20, 2005
Page Four
“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
     This press release contains certain “forward-looking” statements (*), including, but not limited to, expected orders, expected revenues, expected net loss, expected cash usage, other expected financial performance for the second quarter of fiscal 2006 and industry semiconductor and equipment demand for calendar 2006. Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements involving risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those in such forward-looking statements. Such risks and uncertainties include, but are not limited to, the length and extent of the current industry recovery; order delays or cancellations; general economic conditions; changes in customer capacity requirements and demand for microelectronics; the extent of demand for the Company’s products and its ability to meet demand; global trade policies; worldwide economic and political stability; the Company’s successful execution of internal performance plans; the cyclical nature of the Company’s business; volatility of the market for certain products; performance issues with key suppliers and subcontractors; the level of new orders; the timing and success of current and future product and process development programs; the success of the Company’s affiliated distributor in Japan; the success of the Company’s direct distribution organization; and the potential impairment of long-lived assets; as well as other factors listed from time to time in the Company’s SEC reports including, but not limited to, the Company’s Annual Report on Form 10-K for the 2005 fiscal year. The Company assumes no duty to update the information in this press release.
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FSI INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	First Quarter Ended
	Nov. 26,	Nov. 27,
	2005	2004
Sales	$18,623	$19,445
Cost of goods sold	8,711	9,037

Gross margin	9,912	10,408
Selling, general and administrative expenses	8,464	8,466
Research and development expenses	5,875	5,422

Operating loss	(4,427)	(3,480)
Interest and other income, net	353	152

Loss before income taxes	(4,074)	(3,328)
Income tax	13	6

Loss before equity in (losses) earnings of affiliate	(4,087)	(3,334)
Equity in (losses) earnings of affiliate	(209)	58

Net loss	$(4,296)	$(3,276)

Net loss per share — basic	$(0.14)	$(0.11)

Net loss per share — diluted	$(0.14)	$(0.11)

Weighted average common shares
Basic	29,882	29,943
Diluted	29,882	29,943
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FSI INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in thousands)
(unaudited)

	Nov. 26,	Aug. 27,
	2005	2005
Assets

Current assets
Cash, restricted cash, cash equivalents and marketable securities	$28,499	$31,879
Receivables, net	24,462	24,897
Inventories	24,641	24,717
Other current assets	7,244	6,924

Total current assets	84,846	88,417

Property, plant and equipment, net	21,229	21,556

Investment in affiliate	7,913	8,484
Intangible assets, net	1,649	1,784
Other assets	1,698	1,698

Total assets	$117,335	$121,939

Liabilities and Stockholders Equity

Current liabilities Trade accounts payable	$5,616	$5,203
Deferred profit*	5,274	4,788
Customer deposits	670	1,220
Accrued expenses	10,935	11,592

Total current liabilities	22,495	22,803

Total stockholders’ equity	94,840	99,136

Total liabilities and stockholders’ equity	$117,335	$121,939

*Deferred profit reflects deferred revenue less manufacturing and other related costs.
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FSI INTERNATIONAL, INC. AND SUBSIDIARIES
MISCELLANEOUS FINANCIAL INFORMATION
(in thousands, except percentages, per share and total employee data)
(unaudited)

	First Quarter Ended
	Nov. 26,	Nov. 27,
	2005	2004
Sales by Area

United States	32%	32%
International	68%	68%

Cash Flow Statement

Capital expenditures	$486	$596
Depreciation	$813	$982
Amortization	$134	$380
Miscellaneous Data

Total employees, including contract	500	515
Book value per share	$3.17	$3.59
Shares outstanding	29,892	29,945
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